THRIVENT CASH MANAGEMENT TRUST

Power of Attorney of Trustee

KNOW ALL PERSONS BY THESE PRESENT, that the undersigned Trustee of THRIVENT CASH MANAGEMENT TRUST, a Massachusetts business trust (the “Trust”), does hereby make, constitute and appoint Jill Forte and John D. Jackson, and each or any of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such Trustee of such Trust to a Registration Statement or Registration Statements, on Form N-14, Form N-1A, and all amendments, including pre-effective amendments, post-effective amendments, and any and all supplements or other instruments in connection therewith, to be filed by such Trust with the Securities and Exchange Commission, Washington, DC, in connection with the registration under the Investment Company Act of 1940 of shares of such Trust, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 16th day of February, 2021.

/s/ Michael W. Kremenak
Michael W. Kremenak
Trustee